UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2010

AirTran Holdings, Inc.
(Exact name of registrant as specified in its charter)

State of Incorporation: Nevada

Commission file number: 1-15991	I.R.S. Employer Identification No: 58-2189551

9955 AirTran Boulevard, Orlando, Florida 32827
(Address of principal executive offices) (Zip Code)

(407) 318-5600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 5.07.	Submission of Matters to a Vote of Security Holders

Our annual meeting of stockholders was held on May 18, 2010. We solicited proxies for the meeting pursuant to Regulation 14A under the Securities Exchange Act of 1934.

Management’s nominees for election to our Board of Directors as listed in our proxy statement were elected for three-year terms; with the results of the voting as follows:

Nominee	For	Withheld	Against	Broker Non-Votes
J. Veronica Biggins	86,342,640	2,927,208	0	29,055,823
Robert L. Fornaro	84,497,699	4,772,149	0	29,055,823
Alexis P. Michas	86,174,960	3,094,888	0	29,055,823

As indicated in the table above, J. Veronica Biggins, Robert L. Fornaro, and Alexis P. Michas were elected as Class III Directors for terms expiring at the 2013 annual meeting of stockholders. The terms of the following incumbent Class II Directors continue until the annual meeting in 2011: Peter D’Aloia, Jere A. Drummond and John F. Fiedler. The terms of the following incumbent Class I Directors continue until the annual meeting in 2012: Don L. Chapman, Geoffrey T. Crowley and Lewis H Jordan.

AirTran stockholders ratified the fiscal appointment of Ernst & Young LLP as the company's independent registered public accountants for fiscal 2010. Voting results on the proposal were as follows:

For	Against	Abstain	Broker Non-Votes
117,438,782	772,880	114,009	0

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

AirTran Holdings, Inc.
Date: May 19, 2010	By:	/s/ Arne G. Haak
Arne G. Haak
Senior Vice President of Finance, Treasurer and Chief Financial Officer